Exhibit H(5)

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SUB-ADMINISTRATION AGREEMENT

This Sub-Administration Agreement, dated and effective as of April 1, 2014 (“Consolidated Agreement”) by and between MML Investment Advisers, LLC (the “Administrator”), and State Street Bank and Trust Company (the “Bank” or “Sub-Administrator”).

WHEREAS, MML Series Investment Fund (“MML Series Fund”), a Massachusetts business trust, was organized as a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, MassMutual Premier Funds (“MassMutual Premier Funds”), a Massachusetts business trust, was organized as a registered investment company under the 1940 Act;

WHEREAS, MassMutual Select Funds (“MassMutual Select Funds”), a Massachusetts business trust, was organized as a registered investment company under the 1940 Act;

WHEREAS, MML Series Investment Fund II (“MML Series Fund II”), a Massachusetts business trust, was organized as a registered investment company under the 1940 Act;

WHEREAS, each of MML Series Fund, MassMutual Premier Funds, MassMutual Select Funds and MML Series Fund II (collectively, the “Trusts” and singly, a “Trust”) is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each a “Portfolio” and collectively, the “Portfolios”);

WHEREAS, for MassMutual Premier Funds, MassMutual Select Funds and certain Portfolios of MML Series Fund and MML Series Fund II, the Administrator has entered into administrative agreements with each Trust on behalf of each Trust’s Portfolios, and such agreements grant the Administrator the right to sub-contract its administrative duties and responsibilities under those agreements;

WHEREAS, for certain Portfolios of MML Series Fund and MML Series Fund II, the Administrator has entered into separate investment management agreements with the Trusts on behalf of each of the Portfolios, pursuant to which the Administrator performs all administrative functions related to each Portfolio; and such agreements grant the Administrator the right to sub-contract its administrative duties and responsibilities under those agreements;

WHEREAS, the Boards of Trustees of each of the Trusts previously approved the delegation of administrative duties and responsibilities to Investors Bank & Trust Company (“IBT”);

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WHEREAS, IBT merged with and into the Bank, effective July 2, 2007, with the result that the Bank now serves as sub-administrator with respect to the Portfolios;

WHEREAS, the parties previously amended, restated and consolidated prior sub-administration agreements with IBT into a consolidated agreement and the Bank agreed to retain the terms of such consolidated agreement as an accommodation to the Trusts notwithstanding that this Consolidated Agreement is not identical to the form of sub-administration agreement customarily entered into by the Bank as sub-administrator, in order that the sub-administrative services to be provided to the Portfolios by the Bank, as successor by merger to IBT, may be made consistently and predictably to each of them.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

1. Appointment. The Administrator hereby appoints the Bank to act as sub-administrator of each of the Trusts on behalf of the Portfolios listed for each Trust on Appendix A hereto on the terms set forth in this Consolidated Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In the event any Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Sub-Administrator to provide services hereunder, the Trust shall so notify the Administrator, and if the Administrator agrees to provide such services, except as to certain provisions (including those relating to compensation and expenses) as may be modified with respect to each additional Portfolio, such Portfolio shall become subject to the provisions of this Consolidated Agreement upon execution of an amendment to Appendix A.

2. Delivery of Documents. The Administrator has furnished the Bank with copies properly certified or authenticated of each of the following:

(a) Resolutions of the Trust’s Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Trust and approving this Consolidated Agreement;

(b) The Agreements and Declarations of Trust for each of the Trusts, as filed with The Commonwealth of Massachusetts and any amendments thereto (the “Declarations of Trust”);

(c) The Trusts’ bylaws and all amendments thereto (the “Bylaws”);

(d)The Administrator’s and the Trusts’ agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements;

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(e) The Trusts’ most recent Registration Statements on Form N-lA (the “Registration Statements”) under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

(f) The Trusts’ most recent prospectus and statement of additional information; and

(g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

The Administrator will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Administrator will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Consolidated Agreement.

3. Duties of Sub-Administrator.

(a) Subject to the supervision and direction of the Administrator and the Board of Trustees of the Trusts, the Bank, as Sub-Administrator, will assist in conducting various aspects of the Trusts’ administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties.

(b) In performing services under this Consolidated Agreement, the Bank shall act in conformity with the Declaration of Trust of the respective Trust served and Bylaws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Registration Statement of the respective Trust served, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trusts’ assets or choice of investments and cannot be held liable for any matter relating to such investments.

(c) Neither the Bank nor any of the Bank’s directors, officers, employees or agents are acting as the Portfolios’ tax experts. In the event the Bank provides any tax related services to a Portfolio, such services are merely to provide calculations and information to be reviewed and approved by such Portfolio or the Administrator and their tax experts, and to implement the tax policy decisions of the Portfolios, the Trusts or the Administrator. As a result, the Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Portfolios, Trusts, their respective shares or shareholders, or the Administrator by the tax laws of any jurisdiction (including any interest or penalties thereon), including but not limited to any loss or liability resulting from any Portfolio failing to (i) provide the Bank with information regarding the tax status of any Portfolio or Trust, or (ii) the Bank’s calculation or review, or the implementation, of such tax policy decisions.

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4. Duties of the Administrator.

(a) The Administrator is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports (“Daily Sales Reports”) which will enable the Bank as Sub-Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions (“Exempt Transactions”) which are to be excluded from the Daily Sales Reports.

(b) The Administrator agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank’s duties hereunder, and the Administrator further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

5. Fees and Expenses.

(a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Consolidated Agreement, the Administrator will compensate the Bank as separately agreed in writing by the parties. The fees are calculated daily and billed monthly and shall be due and payable upon receipt of the Bank’s invoice. Any such fees shall not include out-of- pocket disbursements (as may be delineated in such writing or other expenses with the prior approval of the Administrator’s management) of the Bank for which the Bank shall be entitled to bill the Administrator separately and for which the Administrator shall reimburse the Bank. Upon the termination of this Consolidated Agreement in whole or in part with respect to one or more Trusts before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Consolidated Agreement in whole or in part with respect to such Trusts.

(b) The Bank shall not be required to pay any expenses incurred by the Administrator or the Trusts.

6. Limitation of Liability.

(a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Administrator or any Trust in connection with the performance of its obligations and duties under this Consolidated Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Administrator and the respective Trust(s) will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Administrator, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) any actions taken or omitted to be taken by the Bank in reliance on, or use by the Bank of, information, records and

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documents purporting to be of the Administrator, the Trusts or the Portfolios, or in reliance upon any law, act, regulation or legal interpretation as provided in (b) below; (iii) arising out of the offer or sale of any securities of any Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iv) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

(b) The Bank may apply to the Administrator at any time for instructions and may, with prior approval of the Administrator , consult counsel for the Administrator, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Administrator or any Trust until receipt of written notice thereof has been received by the Bank from the Administrator.

(c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Consolidated Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Administrator or any Trust or Portfolio for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

(d) Notwithstanding anything to the contrary in this Consolidated Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

7. Termination.

(a) The term of this Consolidated Agreement shall become effective on April 1, 2014 and continue in full force and effect through and including January 1, 2017 (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, except as otherwise provided in Sections 7(a)(i) and 7(a)(ii), this Consolidated Agreement shall automatically continue in full force and effect until either party terminates this Consolidated Agreement on at least six (6) months’ prior written notice to the other party.

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(i) Either party hereto may terminate this Consolidated Agreement prior to the expiration of the Initial Term or any time thereafter in the event the other party breaches any material provision of this Consolidated Agreement, provided that the non- violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within forty-five (45) days of receipt of such notice, except that cure with respect to payment defaults hereunder shall be made within ten (10) days of receipt of notice; and provided further that the termination of this Consolidated Agreement with respect to any one or more of the Trusts shall not affect the effectiveness of this Consolidated Agreement with respect to the other Trusts.

(ii) If a majority of the Board of Trustees of any Trust reasonably determines that the performance of the Bank under this Consolidated Agreement does not meet industry standards, written notice of such determination setting forth in detail the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within forty-five (45) days thereafter, cure identified deficiencies to the reasonable satisfaction of such Board of Trustees, the Trust, with the authorization of the Board, may terminate this Consolidated Agreement as to itself, but such termination shall not affect the effectiveness of this Consolidated Agreement with respect to the other Trusts.

(b) After the termination of this Consolidated Agreement as to any Trust, upon reasonable prior written notice to the Bank, the Administrator may have reasonable access to the records of the Bank, at such time and place as the Bank deems convenient, relating to its performance of its duties as Sub-Administrator for such Trust.

8. Miscellaneous.

(a) Any notice or other instrument authorized or required by this Consolidated Agreement to be given in writing to the Administrator, a Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Administrator:

MML Investment Advisers, LLC

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention:

To any Trust:

[Name of] Trust

100 Bright Meadow Blvd.

Enfield, CT 06082

Attention: President of the Trust

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With a copy to: Secretary of the Trust

To the Bank:

State Street Bank and Trust Company

200 Clarendon Street

P.O. Box 9130

Boston, MA 02117-9130

Attention: Client Manager, MassMutual

With a copy to:

State Street Bank and Trust Company

P.O. Box 5049

Boston, MA 02206-5049

Attention: Fund Administration Legal Department

(b) This Consolidated Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Consolidated Agreement shall not be assignable without the written consent of the other party.

(c) This Consolidated Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflict of laws provisions. If any provision of this Consolidated Agreement is invalid or unenforceable, the balance of this Consolidated Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances

(d) This Consolidated Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

(e) The captions of this Consolidated Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

9. Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Consolidated Agreement and, except as may be required in carrying out this Consolidated Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Consolidated Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Consolidated Agreement, (ii) that is required in any legal or regulatory proceeding, investigation, audit,

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examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

10. Use of Name. The Administrator shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trusts in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its role as administrative services provider hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

11. Insurance Coverage. The Bank need not maintain any special insurance for the benefit of the Trusts. The Bank shall at all times maintain insurance coverages adequate for the nature of its operations, and shall provide the Trusts a memorandum of insurance summarizing its insurance coverages, upon request.

12. Business Continuity and Disaster Recovery Plans. Notwithstanding anything in this Consolidated Agreement to the contrary, the Bank shall have in place comprehensive business continuity and disaster recovery procedures and systems.

13. Regulation GG. Each Trust hereby represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) (“Regulation GG”). Each Trust hereby covenants and agrees that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Bank pursuant to this Consolidated Agreement or otherwise between or among any party hereto.

14. Data Privacy. The Bank will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Trusts’ shareholders, employees, directors and/or officers that the Bank receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. For these purposes, “personal information” shall mean (i) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (a) social security number, (b) drivers license number, (c) state identification card number, (d) debit or credit card number, (e) financial account number or (f) personal identification number or password that would permit access to a person’s account or (ii) any combination of the foregoing that would allow a person to log onto or access an individual’s account. Notwithstanding the foregoing “personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

MML INVESTMENT ADVISERS, LLC

By:	/s/ Eric Wietsma
Name: Eric Wietsma
Title: President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: Executive Vice President

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASS MUTUAL PREMIER FUNDS

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASS MUTUAL SELECT FUNDS

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino
Name: Nicholas Palmerino
Title: CFO and Treasurer

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Appendices

Appendix A	Portfolios

Appendix B	Summary of Administrative Functions

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Appendix A

MassMutual Premier Funds

Portfolios

MassMutual Premier Diversified Bond Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Value Fund

MassMutual Premier Money Market Fund

MassMutual Premier Small Cap Opportunities Fund

MassMutual Premier Balanced Fund

MassMutual Premier International Equity Fund

MassMutual Premier Short-Duration Bond Fund

MassMutual Premier Inflation-Protected and Income Fund

MassMutual Premier High Yield Fund

MassMutual Premier Disciplined Value Fund

MassMutual Premier Disciplined Growth Fund

MassMutual Premier Capital Appreciation Fund

MassMutual Premier Global Fund

MassMutual Premier Main Street Fund

MassMutual Premier Focused International Fund

MassMutual Barings Dynamic Allocation Fund

MassMutual Premier Strategic Emerging Markets Fund

MassMutual Select Funds

Portfolios

MassMutual Select Small Cap Growth Equity Fund

MassMutual Select Small Company Value Fund

MassMutual Select Small Company Growth Fund

MassMutual Select Large Cap Value Fund

MassMutual Select Growth Opportunities Fund

MassMutual Select Fundamental Growth Fund

MassMutual Select Focused Value Fund

MassMutual Select Mid Cap Growth Equity II Fund

MM S&P 500® Index Fund

MassMutual Select Overseas Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Select Fundamental Value Fund

MassMutual RetireSMARTSM 2010 Fund

MassMutual RetireSMARTSM 2015 Fund

MassMutual RetireSMARTSM 2020 Fund

MassMutual RetireSMARTSM 2025 Fund

MassMutual RetireSMARTSM 2030 Fund

MassMutual RetireSMARTSM 2035 Fund

MassMutual RetireSMARTSM 2040 Fund

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MassMutual RetireSMARTSM 2045 Fund

MassMutual RetireSMARTSM 2050 Fund

MassMutual RetireSMARTSM 2055 Fund

MassMutual RetireSMARTSM In Retirement Fund

MassMutual Select Diversified Value Fund

MassMutual Select Strategic Bond Fund

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Mid-Cap Value Fund

MassMutual Select Diversified International Fund

MassMutual Select PIMCO Total Return Fund

MassMutual Select BlackRock Global Allocation Fund

MM S&P® Mid Cap Index Fund

MM Russell 2000® Small Cap Index Fund

MM MSCI EAFE® International Index Fund

MassMutual RetireSMARTSM Conservative Fund

MassMutual RetireSMARTSM Moderate Fund

MassMutual RetireSMART Moderate Growth Fund

MassMutual RetireSMARTSM Growth Fund

MML Series Investment Fund

Portfolios

MML Equity Index Fund

MML Small Cap Growth Equity Fund

MML Managed Volatility Fund

MML PIMCO Total Return Fund

MML Equity Income Fund

MML Income & Growth Fund

MML Growth & Income Fund

MML Blue Chip Growth Fund

MML Large Cap Growth Fund

MML Mid Cap Value Fund

MML Mid Cap Growth Fund

MML Small/Mid Cap Value Fund

MML Small Company Value Fund

MML Focused Equity Fund

MML Fundamental Growth Fund

MML Fundamental Value Fund

MML Global Fund

MML Foreign Fund

MML Conservative Allocation Fund

MML Balanced Allocation Fund

MML Moderate Allocation Fund

MML Growth Allocation Fund

MML Aggressive Allocation Fund

MML American Funds® Growth Fund

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MML American Funds® International Fund

MML American Funds® Core Allocation Fund

MML International Equity Fund

MML Series Investment Fund II

Portfolios

MML Blend Fund

MML China Fund

MML Equity Fund

MML High Yield Fund

MML Inflation-Protected and Income Fund

MML Managed Bond Fund

MML Money Market Fund

MML Short-Duration Bond Fund

MML Small Cap Equity Fund

MML Strategic Emerging Markets Fund